Exhibit 10.3
THIRD AMENDMENT
TO
AMENDED AND RESTATED LOAN AGREEMENT
THIS THIRD AMENDMENT TO THE AMENDED AND RESTATED LOAN AGREEMENT (“Amendment”) is effective as of May 29, 2026, by and between MPLX LP, a Delaware limited partnership (the “Borrower”), and MPC Investment LLC, a Delaware limited liability company (the “Lender”). The Borrower and the Lender may be singularly referred to as a “Party” and collectively referred to as the “Parties”.
1.    Purpose. The Parties acknowledge and agree that this Amendment is made and entered into for the purpose of modifying certain terms and/or conditions of the Amended and Restated Loan Agreement entered into by the Parties on July 31, 2019 (the “Loan Agreement”), as amended by that First Amendment dated January 1, 2023 and that Second Amendment dated July 31, 2024. The terms and conditions set forth in this Amendment shall supersede and replace the provisions of the Loan Agreement identified herein. All terms and conditions of the Loan Agreement not modified by this Amendment shall remain in full force and effect as set forth in the Loan Agreement. All capitalized terms set forth in this Amendment shall have the same meanings as set forth in the Loan Agreement.

2.    Modification. Section 3.1 of the Loan Agreement is hereby amended and replaced in its entirety with the following:

“3.1    Interest. Interest shall accrue on the unpaid principal amount of the Loans at a rate equal to the sum of (i) the one (1) month Term SOFR Rate for dollar deposits, as published by the CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator) on the first Business Day of such Interest Period, plus one hundred twenty-five basis points (1.25%) or such lower Term SOFR spread that would be applicable under the Credit Facility. Interest shall be calculated for each Interest Period on the daily principal balance of the Loan outstanding during such Interest Period on the basis of a year of 360 days for the actual number of days elapsed. The Lender’s calculation of interest accruing on any Loan shall be presumed accurate absent manifest error. In the event that borrowings based on the SOFR Rate (or a derivative thereof) cease to be available to the Borrower under the Credit Facility, the Borrower and the Lender shall negotiate in good faith to amend this Agreement to provide for a mutually agreeable replacement interest rate.”

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has executed this Amendment to the Loan Agreement as of the date first written above.

MPC INVESTMENT LLC

By: /s/ Maria A. Khoury
Name: Maria A. Khoury
Title:    Executive Vice President and Chief Financial     Officer

MPLX LP
By: MPLX GP LLC, its General Partner

By: /s/ C. Kristopher Hagedorn
Name: C. Kristopher Hagedorn
Title:     Executive Vice President and Chief Financial
    Officer